Exhibit 99

TSX: GSC; NYSE Amex: GSS	NEWS RELEASE	WWW.GSR.COM

GOLDEN STAR REPORTS NET INCOME OF $3.9 MILLION AND OTHER

FIRST QUARTER 2010 RESULTS

Denver, Colorado, May 5, 2010: Golden Star Resources Ltd. (NYSE Amex: GSS; TSX: GSC; GSE: GSR) today announced its unaudited first quarter 2010 results with net income of $3.9 million. All currency in this news release is expressed in U.S. dollars, unless otherwise noted. The Company will host a live webcast and conference call to discuss its quarterly results on Thursday, May 6, 2010 at 11:00 a.m. ET. To access the webcast and conference call, go to the home page of the Company’s website, www.gsr.com.

Tom Mair, President and CEO, said, “We achieved yet another good quarter at Golden Star. We had net income of $3.9 million, we remain free cash flow positive and we had operating cash flow of $0.13 per share before working capital changes.”

“Gold production of approximately 93,000 ounces puts us solidly on track to meet our production guidance of 400,000 ounces for 2010. Our active exploration program continued with six drill rigs in operation around our mines in Ghana and we drilled over 28,000 meters in the first quarter.”

FIRST QUARTER 2010 HIGHLIGHTS

•	Net income of $3.9 million or $0.015 per share compared to a net loss of $1.1 million for the first quarter of 2009;

•	Gold revenues for the quarter of $103.3 million representing an increase of 18% over first quarter of 2009;

•	Quarterly gold sales of 92,938 ounces for the first quarter of 2010, a 4% decrease from the first quarter of 2009;

•	Operating cash flow of $25.5 million for the first quarter of 2010, or $0.099 per share;

•	Operating cash flow before working capital charges of $33.2 million for the first quarter of 2010, or $0.129 per share;

•	Quarter-end cash balance of $164.9 million; and

•	Realized gold price for the first quarter averaged $1,111 per ounce compared to $904 in the first quarter of 2009, an increase of 23%.

Golden Star Resources Ltd.	News Release 10-09 Page 1 of 8

FINANCIAL SUMMARY

SUMMARY OF CONSOLIDATED FINANCIAL RESULTS	For the three months ended March 31,
	2010	2009
Bogoso/Prestea gold sold (oz)	45,909	40,546
Wassa gold sold (oz)	47,029	56,425
Total gold sold (oz)	92,938	96,971
Average realized price ($/oz)	1,111	904
Cash operating cost—combined ($/oz)	612	571
Gold revenues ($000’s)	103,264	87,645
Cash flow provided by operations ($000’s)	25,461	11,093
Net gain/(loss) ($000’s)	3,915	(1,146)
Net gain/(loss) per share—basic ($)	0.015	(0.005)

BOGOSO/PRESTEA

Bogoso sold 45,909 ounces of gold in the first quarter of 2010, a 13% increase over first quarter of 2009 gold sales. All gold sales were the product of the sulfide plant for both the first quarter of 2010 and the first quarter of 2009. Gold recovery rates at the sulfide plant increased to 72.1% over the quarter, up from 71.5% during the first quarter of 2009. The increased gold sales were reflective of higher through-put rates at the sulfide plant that averaged 7,566 tpd (tonnes per day) in the first quarter of this year compared to 6,966 tpd in the first quarter of 2009. In addition, the gold grade processed in the first quarter of 2010 was 2.98 g/t (grams per tonne) compared to 2.68 g/t for the same period of 2009. Additionally, cash operating costs were reduced 14% to $700 per ounce compared with $813 per ounce in the first quarter of 2009.

BOGOSO/PRESTEA OPERATING RESULTS	For the three months ended March 31,
	2010	2009
Mining
Ore mined (000s t)—Refractory	797	654
Ore mined (000s t)—Non refractory	—	—

Total ore mined (t)	797	654
Waste mined (t)	3,965	3,352
Bogoso Sulfide Plant Results
Refractory ore processed (t)	681	627
Refractory grade—(g/t)	2.98	2.68
Recovery—Refractory (%)	72.1	71.5
Cash operating cost ($/oz)	700	813
Gold sold (oz)	45,909	40,546

Golden Star Resources Ltd.	News Release 10-09 Page 2 of 8

WASSA

Wassa sold 47,029 ounces of gold during the first quarter of 2010 compared to 56,425 ounces in the first quarter of last year, a result of scheduled maintenance projects during the quarter. We performed scheduled maintenance at a ball mill at Wassa and this contributed to a 16% decrease in ore processed. This effect was partially offset by a higher processed grade of 2.41 g/t compared to 2.28 g/t in the first quarter of 2009.

WASSA/HBB OPERATING RESULTS	For the three months ended March 31,
	2010	2009
Ore mined (t)	576	660
Waste mined (t)	5,201	3,566
Ore processed (t)	631	747
Grade processed (g/t)	2.41	2.28
Recovery (%)	95.1	95.6
Cash operating cost ($/oz)	526	397
Gold sold (oz)	47,029	56,425

EXPLORATION

The exploration budget for 2010 has been increased to $18 million compared to $9 million that was spent in 2009. Approximately $14 million of this is planned to be spent in proximity to our operations with the intent to expand our mineral reserve and resource base. During the first quarter of the year, exploration activities were concentrated notably at the Buesichem and Benso pit areas. Furthermore, an airborne geophysical survey was conducted over the HBB concession areas. When the results of this data are received, it will be analyzed to prioritize future exploration targets.

During the quarter, an infill soil geochemical program was completed at Amélékia in Côte d’Ivoire. This program provided evidence that the gold mineralization zones that originally were believed to be distinct, are now thought to be continuous and merit further exploration. Drilling is planned for the second half of this year at Amélékia. Also, several gold anomalies were identified at the Agboville concessions as a result of geochemical sampling.

At the Sonfon project in Sierra Leone, an IP (Induced Polarity) geophysical survey was conducted during the quarter over and around previously drilled targets. Results from this survey will be used to determine future drill targets for later in the year.

In Burkina Faso, initial reconnaissance exploration activities at two new concession areas during the first quarter of 2010 determined that further exploration is warranted. Soil geochemistry and laterite sampling programs are planned for later this year.

Property evaluation and acquisition in Brazil continued during the quarter. Pending receipt of results from the initial exploration, more exploration will be scheduled.

Golden Star Resources Ltd.	News Release 10-09 Page 3 of 8

CASH, CASH FLOW AND LIQUIDITY

Our cash and cash equivalents totaled $164.9 million at the end of March 2010. Cash flow from operations totaled $25.5 million for the first quarter of 2010 compared to $11.1 million during the first quarter of 2009. Our mining operations generated $33.2 million in cash before adjustments to working capital in the quarter. All capital requirements for 2010 are expected to be funded from operating cash flows.

Capital projects for the year are anticipated to total $70 million. Bogoso area mine development projects are estimated at $21 million, mine site drilling is budgeted to $9 million with an additional $4 million for drilling at other areas proximal to the operating mines. The remainder, $36 million, is scheduled for plant and equipment upgrades.

LOOKING AHEAD

Our objectives for the remainder of 2010 include the following:

•	Finalization of the permit for the Prestea South ore bodies to provide oxide ore to the oxide plant at Bogoso;

•	Continue exploration activities to increase and enhance reserves and resources at Bogoso/Prestea and Wassa/HBB; and

•	Evaluate options and determine strategies for development of the Prestea Underground project.

Our guidance for 2010 as follows:

	2010
Guidance	Gold Production (oz)	Cash Operating Cost ($/oz)
Bogoso/Prestea	200,000	$680
Wassa/HBB	200,000	$520

Total	400,000	$600

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FINANCIAL STATEMENTS The following information is derived from the Company’s consolidated financial statements contained in our Form 10-Q, which we filed with the SEC today and is available on our website.

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED BALANCE SHEETS

(Stated in thousands of US dollars except shares issued and outstanding)

	As of March 31, 2010	As of March 31, 2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$164,852	$154,088
Accounts receivable	8,628	7,021
Inventories	55,504	52,198
Deposits	4,043	4,774
Prepaids and other	3,461	1,415

Total Current Assets	236,488	219,496
RESTRICTED CASH	3,804	3,804
DEFERRED EXPLORATION AND DEVELOPMENT COSTS	12,025	12,949
PROPERTY, PLANT AND EQUIPMENT	237,373	231,855
INTANGIBLE ASSETS	8,953	9,480
MINING PROPERTIES	265,563	276,114
OTHER ASSETS	1,242	181

Total Assets	$765,448	$753,879

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$22,363	$28,234
Accrued liabilities	34,972	34,178
Asset retirement obligations	7,927	1,938
Current Tax Liability	589	616
Current debt	11,935	9,970

Total Current Liabilities	77,786	74,936
LONG TERM DEBT	121,836	114,595
ASSET RETIREMENT OBLIGATIONS	23,091	30,031
FUTURE TAX LIABILITY	16,256	13,997

Total Liabilities	238,969	233,559
MINORITY INTEREST	—	—
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
SHARE CAPITAL
First preferred shares, without par value, unlimited shares authorized. No shares issued and outstanding.	—	—
Common shares, without par value, unlimited shares authorized. Shares issued and outstanding: 257,587,061 at March 31, 2010, 257,362,561 at December 31, 2009	690,661	690,423
CONTRIBUTED SURPLUS	17,137	15,759
EQUITY COMPONENT OF CONVERTIBLE DEBENTURES	34,542	34,542
ACCUMULATED OTHER COMPREHENSIVE INCOME	957	24
DEFICIT	(216,818)	(220,428)

Total Shareholders’ Equity	526,479	520,320

Total Liabilities and Shareholders’ Equity	$765,448	$753,879

Golden Star Resources Ltd.	News Release 10-09 Page 5 of 8

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited)

	For the three months ended March 31
	2010	2009
REVENUE
Gold revenues	$103,264	$87,645
Cost of sales	87,136	84,517

Mine operating margin	16,128	3,128
OTHER EXPENSES, (GAINS) AND LOSSES
Exploration expense	227	110
General and administrative expense	4,969	3,414
Abandonment and impairment	—	290
Derivative mark-to-market gains	(1,131)	(312)
Property holding costs	1,101	1,342
Foreign exchange (gain)/loss	367	(1,671)
Interest expense	4,129	3,710
Interest and other income	(197)	(40)
Loss on sale of assets	276	179

Income/(loss) before minority interest	6,387	(3,894)
Minority interest	—	—

Net income/(loss) before income tax	6,387	(3,894)
Income tax (expense)/benefit	(2,472)	2,748

Net income/(loss)	$3,915	$(1,146)

OTHER COMPREHENSIVE LOSS
Unrealized gains/(losses) on investments	932	27

Comprehensive income/(loss)	$4,847	$(1,119)

Deficit, beginning of period	(220,428)	(236,947)

Deficit, end of period	(216,513)	(238,093)

Net income/(loss) per common share—basic	$0.015	$(0.005)
Net income/(loss) per common share—diluted	$0.015	$(0.005)
Weighted average shares outstanding (millions)	257.4	236.0

Golden Star Resources Ltd.	News Release 10-09 Page 6 of 8

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	For the three months ended March 31
	2010	2009
OPERATING ACTIVITIES:
Net loss	$3,915	$(1,146)
Reconciliation of net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	25,885	24,321
Amortization of loan acquisition cost	132	166
Abandonment and impairment	—	290
Gain on sale of equity investments	—	—
Loss on sale of assets	276	179
Non cash employee compensation	1,417	610
Future income tax expense/(benefit)	1,954	(2,748)
Reclamation expenditures	(1,551)	(241)
Fair value of derivatives	(1,131)	(3,800)
Accretion of convertible debt	1,726	1,615
Accretion of asset retirement obligations	600	538
Minority interests	—	—

	33,223	19,784
Changes in non-cash working capital:
Accounts receivable	(724)	(5,248)
Inventories	(3,920)	1,510
Deposits	84	(951)
Accounts payable and accrued liabilities	(2,119)	(3,031)
Other	(1,083)	(971)

Net cash provided by operating activities	25,461	11,093
INVESTING ACTIVITIES:
Expenditures on deferred exploration and development	(1,076)	(402)
Expenditures on mining properties	(4,873)	(10,040)
Expenditures on property, plant and equipment	(11,829)	(868)
Proceeds from the sale of assets	—	1
Change in deposits on mine equipment and material	(578)	474
Other	1,467	(1,416)

Net cash used in investing activities	(16,889)	(12,251)
FINANCING ACTIVITIES:
Principal payments on debt	(8,213)	(4,409)
Proceeds from debt agreements and equipment financing	10,000	35
Other	405	82

Net cash provided by/(used in) financing activities	2,192	(4,292)

Increase/(decrease) in cash and cash equivalents	10,764	(5,450)
Cash and cash equivalents, beginning of period	154,088	33,558

Cash and cash equivalents end of period	$164,852	$28,108

Golden Star Resources Ltd.	News Release 10-09 Page 7 of 8

COMPANY PROFILE

Golden Star holds a 90% equity interest in Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited, which respectively own the Bogoso/Prestea and Wassa/HBB open-pit gold mines through subsidiaries in Ghana. In addition, Golden Star has an 81% interest in the currently inactive Prestea Underground mine in Ghana, as well as gold exploration interests elsewhere in Ghana, in other parts of West Africa and in the Guiana Shield of South America. Golden Star has approximately 257 million shares outstanding.

Statements Regarding Forward-Looking Information: Some statements contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially. Such statements include comments regarding the permitting and the mining at Prestea South and the impact on Bogoso gold sales; planned exploration and drilling activities and drilling, including exploration at the Bogoso/Prestea and Wassa/HBB properties, and in countries outside of Ghana; capital projects for 2010; the ability to fund capital requirements and the sources of such funds; our 2010 production and cash operating cost estimates, capital expenditure estimates, sources of and adequacy of cash to meet capital and other needs in 2010; and the ability to convert mineral resources into mineral reserves. Factors that could cause actual results to differ materially include timing of and unexpected events at the Bogoso/Prestea oxide and sulfide processing plant; variations in ore grade, tonnes mined, crushed or milled; variations in relative amounts of refractory, non-refractory and transition ores; delay or failure to receive board or government approvals and permits; the availability and cost of electrical power, timing and availability of external financing on acceptable terms; technical, permitting, mining or processing issues, changes in regulatory requirements, changes in U.S. and Canadian securities markets, and fluctuations in gold price and costs and general economic conditions. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to the discussion of these and other factors in our Form 10-K for 2008. The forecasts contained in this press release constitute management’s current estimates, as of the date of this press release, with respect to the matters covered thereby. We expect that these estimates will change as new information is received and that actual results will vary from these estimates, possibly by material amounts. While we may elect to update these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event. Investors and others should not assume that any forecasts in this press release represent management’s estimate as of any date other than the date of this press release.

Non-GAAP Financial Measures: in this news release, we use the terms “cash operating cost per ounce.” Cash operating cost per ounce is equal to total cash costs less production royalties and production taxes, divided by the number of ounces of gold sold during the period. We use cash operating cost per ounce as a key operating indicator. We monitor this measure monthly, comparing each month’s values to prior period’s values to detect trends that may indicate increases or decreases in operating efficiencies. This measure is also compared against budget to alert management to trends that may cause actual results to deviate from planned operational results. We provide this measure to our investors to allow them to also monitor operational efficiencies of our mines. We calculate this measure for both individual operating units and on a consolidated basis. Cash operating cost per ounce should be considered as Non-GAAP Financial Measures as defined in SEC Regulation S-K Item 10 and other applicable securities laws and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. There are material limitations associated with the use of such non-GAAP measures. Since this measure does not incorporate revenues, changes in working capital and non-operating cash costs, it is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Changes in numerous factors including, but not limited to, mining rates, milling rates, gold grade, gold recovery, and the costs of labor, consumables and mine site general and administrative activities can cause these measures to increase or decrease. We believe that these measures are the same or similar to the measures of other gold mining companies, but may not be comparable to similarly titled measures in every instance.

For further information, please contact:

GOLDEN STAR RESOURCES LTD.         +1-800-553-8436

Bruce Higson-Smith, Vice President Corporate Development

Anne Hite, Investor Relations Manager

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